UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 22, 2005

Date of Report (Date of earliest event reported)

COMMERCIAL CAPITAL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50126	33-0865080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8105 Irvine Center Drive, 15th Floor, Irvine, California 92618
(Address of principal executive offices) (Zip Code)

(949) 585-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events.

On February 22, 2005, Commercial Capital Bancorp, Inc. (the “Company”) announced that it completed the acquisition of TIMCOR Exchange Corporation (“TIMCOR”) on February 17, 2005 after the close of business. Based on a fixed price of $29.0 million and the average closing price of the Company’s stock for the ten day period ended February 16, 2005, the Company issued 1,362,520 shares of its common stock. The Company delivered 681,260 shares of stock to the TIMCOR shareholders, and placed into escrow the same number of shares, which will not be distributed in full until one year after the close of the transaction. A copy of the press release is attached as exhibit 99.1 to this form 8K.

Item 9.01: Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibits are included with this Report:

Exhibit 99.1 Press Release dated February 22, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC.

By:	/s/ Stephen H. Gordon
Stephen H. Gordon
Chairman of the Board and
Chief Executive Officer

Date: February 22, 2005